UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 5, 2025

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada	001-41434	16-1626611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F (Building B), No. 185, Sec. 1, Datong Rd., Xizhi Dist., New Taipei City Taiwan 221, ROC

(Address of principal executive offices and zip code)

(886) 910-163-358

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NCRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 1.01. Entry into a Material Definitive Agreement.

On June 5, 2025, Nocera, Inc., a Nevada corporation (the “Company”), entered into a Stock Purchase Agreement with Tachyonext Inc., a Delaware corporation (“Tachyonext”), pursuant to which the Company agreed to purchase 1,750 shares of Tachyonext’s common stock for an aggregate purchase price of $500,000, or approximately $285.71 per share. The closing of the transaction is expected to occur on or before June 30, 2025, subject to the satisfaction of customary closing conditions.

Tachyon Consulting & Management Company Limited, the sole stockholder of Tachyonext immediately prior to the transaction, is referred to herein as the “Parent Company.” Under the Stock Purchase Agreement, the Company has the right to appoint a non-voting observer to Tachyonext’s board of directors for so long as it holds at least 20% of Tachyonext’s outstanding capital stock. The agreement also provides the Company with customary information rights and confidentiality protections, along with a put option, exercisable beginning on the first anniversary of the closing, permitting the Company to sell all or a portion of its shares back to the Parent Company (or, at its election, to Tachyonext) for up to $300,000 in the aggregate.

In addition, the agreement grants mutual rights of first refusal to the Company and the Parent Company with respect to proposed third-party transfers of shares in Tachyonext. The Company also holds consent rights over any future equity issuances by Tachyonext that would exceed the currently outstanding 5,000 shares, subject to limited exceptions, including board- and shareholder-approved equity plans and strategic transactions.

The foregoing description of the Stock Purchase Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 5, 2025, the Company entered into an Equity Transfer Agreement to sell 100% of its equity interest in Hangzhou SY Culture Media Co., Ltd., a subsidiary organized in the People’s Republic of China, to Yuechi Technology Limited, a Hong Kong limited company, for total consideration of $550,000.

The purchase price is payable in three installments: $180,000 within seven (7) business days of execution, $180,000 within fourteen (14) business days of execution, and $190,000 within seven (7) business days after the completion of the equity transfer registration with the local government authority in China.

Pursuant to the Equity Transfer Agreement, Gui Zhou Grand Smooth Technology Co., Ltd., a subsidiary of the Company, will bear all legal and financial risks and liabilities of Hangzhou SY Culture Media Co., Ltd. arising prior to the activation of the new corporate seal by Yuechi Technology Limited. Yuechi Technology Limited will bear all such risks and liabilities arising after the activation of the new seal.

The foregoing description of the Equity Transfer Agreement is a summary only, does not purport to be complete, and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated June 5, 2025, by and between Nocera, Inc. and Tachyonext Inc.
10.2	Equity Transfer Agreement, dated June 5, 2025, by and between Gui Zhou Grand Smooth Technology Co., Ltd. and Yuechi Technology Limited.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOCERA, INC.

Date: June 10, 2025	By: /s/ Andy Ching-An Jin
Name: Andy Ching-An Jin Title: Chief Executive Officer

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